UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018 (September 17, 2018)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)          (ZIP Code)

Registrant’s telephone number, including area code: 27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ms. Ekta Singh-Bushell as an Independent Non-Executive Director

On September 17, 2018, the board of directors (the “Board”) of Net 1 UEPS Technologies, Inc. (the “Company”) increased the size of the Board from six to seven members and appointed Ekta Singh-Bushell to the Board, effective October 1, 2018, for a term that will expire at the Company’s next annual meeting of shareholders. Ms. Singh-Bushell was also appointed to the nominating and corporate governance, audit and remuneration committees.

The Board determined that Ms. Singh-Bushell is independent under the rules of The Nasdaq Stock Market as well as the applicable rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”).

Ms. Singh-Bushell serves on public and private corporate boards to which she brings diverse global management experience in financial, digital, technology, cybersecurity and risk operations. These include being a non-employee director of TTEC Holdings Inc. (Nasdaq: TTEC), Datatec Limited (JSE: DTC), and DSW Inc. (NYSE: DSW) and a Strategic Board Advisor to DecisionsGPS LLC.

She was previously Chief Operating Officer in the Executive Office of The Federal Reserve Bank of New York and prior to that had a 17 year career with Ernst & Young (“EY”). She served in several senior partner roles with EY including US Innovation and Digital Strategy Leader, Northeast Advisory People Leader and Chief Information Security Officer. She has also served in various Board roles for the Asian American Federation. During her extensive career, she has lived and worked in India, the UK and the USA.

Ms. Singh-Bushell is a Certified Public Accountant (USA). She has a Master’s degree in Electrical Engineering and Computer Science from the University of California, Berkeley, and a Bachelors of Engineering Degree from the University of Poona, India. She is also skilled in the science of governance, relationship and executive leadership effectiveness, having completed programs at Harvard Business School, Kellogg School of Management, INSEAD and Singapore Management University.

Ms. Singh-Bushell will receive compensation for her Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on September 29, 2017.

In connection with Ms. Singh-Bushell’s appointment to the Board, the Company entered into (i) an independent director agreement, dated as of September 18, 2018 (the “Independent Director Agreement”), providing for, among other things, the terms of Ms. Singh-Bushell’s service, compensation and liability, and (ii) an indemnification agreement, dated as of September 18, 2018 (the “Indemnification Agreement”), providing Ms. Singh-Bushell with customary indemnification, the terms of which are identical in all material respects to the agreements that the Company previously entered into with its directors, and were filed with the Securities and Exchange Commission as Exhibit10.5 to the Company’s Annual Report on Form 10-K, dated as of August 24, 2017, and Exhibit 10.32. to the Company’s Annual Report on Form 10-K, dated as of August 25, 2016.

Ms. Singh-Bushell has no reportable transactions under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 18, 2018, the Company issued a press release announcing the appointment of Ms. Singh-Bushell as described in Item 5.02 above. A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description

99.1	Press Release, dated September 18, 2018, issued by the Company

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: September 18, 2018	By: /s/ Alex M.R. Smith
Name: Alex M.R. Smith
Title: Chief Financial Officer